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                                                                    EXHIBIT 16.1

J.H Cohn & Company

  75 EISENHOWER PARKWAY                                        LAWRENCEVILLE, NJ
  ROSELAND, NJ 07068-1697                                      NEW YORK, NY
  (201) 228-3500                                               ROSELAND, NJ
                                                               SAN DIEGO, CA


                                                August 7, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Skylands Park Management, Inc. (File No. 0-22042)

Gentlemen:

We were previously the principal accountants for Skylands Park Management, Inc. (the "Company") and on March 17, 1995 we reported on the financial statements of the Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. On August 2, 1995 we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated August 7, 1995. At the request of the Company, we hereby state that we agree with the statements included in the second and third paragraphs thereof that relate to our firm.

                                                       Very truly yours,


                                                       /s/ J.H. Cohn & Company
                                                       -----------------------
                                                           J.H. COHN & COMPANY